CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Copeland Risk Managed Dividend Growth Fund, a series of shares of The Copeland Trust and to the use of our report dated December 10, 2010 on the financial statements of Copeland Risk Managed Growth Fund, which is included in the Pre-Effective Amendment to the Registration Statement.

                                                                                                  Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

December 15, 2010